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                                                                      EXHIBIT 11

                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES


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                                                                    QUARTER ENDED MARCH 31,
                                                                  ------------------------------
                                                                     2003               2002
                                                                  ------------      ------------
                                                                           (unaudited)
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Numerator:
   Numerator for basic earnings per share - income
       attributable to common stockholders .................      $    497,000      $  1,569,000

                                                                  ------------      ------------
   Effect of dilutive securities ...........................                --                --
                                                                  ------------      ------------

   Numerator for diluted earnings per share -
       income attributable to common stockholders
       after assumed conversions ...........................      $    497,000      $  1,569,000
                                                                  ============      ============

Denominator:
   Denominator for basic earnings per share -
     weighted-average shares ...............................         9,298,000         9,264,000

   Effect of dilutive securities:
     Employee stock options and warrants ...................         2,087,000         2,126,000
                                                                  ------------      ------------
   Dilutive potential common shares ........................         2,087,000         2,126,000
                                                                  ------------      ------------
     Denominator for diluted earnings per share -
       adjusted weighted-average shares and
       assumed conversions .................................        11,385,000        11,390,000
                                                                  ============      ============

Basic earnings per share ...................................      $       0.05      $       0.17
                                                                  ============      ============

Diluted earnings per share .................................      $       0.04      $       0.14
                                                                  ============      ============
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